Exhibit 4(b)

Form of Global Note

This Note is a global security and is registered in the name of Chase Nominees Limited, as nominee of the common depositary, JPMorgan Chase Bank, London Branch (the “Common Depositary”), for Clearstream Banking, Societé Anonyme (“Clearstream”) and Euroclear Bank S.A./N.V. (“Euroclear”). Unless and until this Note is exchanged for Notes in definitive form, this Note may not be transferred except as a whole by the Common Depositary or a nominee of the Common Depositary to the Common Depositary or another depositary or by the Common Depositary or any such nominee to a successor depositary or a nominee of such successor depositary.

WAL-MART STORES, INC.

5.25% NOTES DUE 2035

Number A-1	ISIN No.: XS0202077953
£1,000,000,000	Common Code: 020207795

WAL-MART STORES, INC., a corporation duly organized and existing under the laws of the State of Delaware, and any successor corporation pursuant to the Indenture (herein referred to as the “Company”), for value received, hereby promises to pay to CHASE NOMINEES LIMITED or registered assigns, the principal sum of ONE BILLION POUNDS STERLING on September 28, 2035 in such coin or currency of the United Kingdom as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, computed on the basis of a 360-day year of twelve 30-day months, semi-annually in arrears on March 28 and September 28 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”), commencing on March 28, 2005, on said principal sum in like coin or currency, at the rate per annum specified in the title of this Note from September 29, 2004 or from the most recent March 28 or September 28 to which interest has been paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Note is registered (the “holder”) at the close of business on the preceding March 15, in the case of an Interest Payment Date of March 28, and on the preceding September 15, in the case of an Interest Payment Date of September 28 (each, a “Record Date”). The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in The City of New York or London.

Reference is made to the further provisions of this Note set forth on the succeeding sections hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to in Section 1 hereof.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed by its Chairman of the Board, its Vice Chairman, its President or one of its Vice Presidents by manual or facsimile signature under its corporate seal, attested by its Secretary, one of its Assistant Secretaries, its Treasurer or one of its Assistant Treasurers by manual or facsimile signature.

Wal-Mart Stores, Inc.

By:
Name:
Title:

[SEAL]	Attest:
Name:
Title:

Dated: September 29, 2004

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as successor-in-interest to Bank One Trust Company, NA, as Trustee

By:
Authorized Signatory

WAL-MART STORES, INC.

5.25% NOTES DUE 2035

1. Indenture; Notes. This Note is one of a duly authorized series of Securities of the Company designated as the “5.25% Notes Due 2035” (the “Notes”), initially issued in an aggregate principal amount of £1,000,000,000 on September 29, 2004. Such series of Securities has been established pursuant to, and is one of an indefinite number of series of debt securities of the Company, issued or issuable under and pursuant to, the Indenture, dated as of December 11, 2002 (the “Indenture”), duly executed and delivered by the Company, as Issuer and J.P. Morgan Trust Company, National Association, as successor in interest to Bank One Trust Company, NA, as Trustee (the “Trustee”), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes and of the terms upon which this Note is, and is to be, authenticated and delivered. The terms, conditions and provisions of the Notes are those stated in the Indenture, those made part of the Indenture by reference to the U.S. Trust Indenture Act of 1939, as amended, and those set forth in this Note. To the extent that the terms, conditions and other provisions of this Note modify, supplement or are inconsistent with those of the Indenture, then the terms, conditions and other provisions of this Note shall govern.

All capitalized terms which are used but not defined in this Note shall have the meanings assigned to them in the Indenture.

The Company may, without the consent of the holders, issue and sell additional Securities ranking equally with the Notes and otherwise identical in all respects (except for their date of issue, issue price and the date from which interest payments thereon shall accrue) so that such additional Securities shall be consolidated and form a single series with the Notes; provided, however, that no additional Securities of any existing or new series may be issued under the Indenture if an Event of Default has occurred and remains uncured thereunder.

2. Ranking. The Notes shall constitute the senior, unsecured and unsubordinated debt obligations of the Company and shall rank equally in right of payment among themselves and with all other existing and future senior, unsecured and unsubordinated debt obligations of the Company.

3. Payment of Overdue Amounts. The Company shall pay interest, calculated on the basis of a 360-day year of twelve 30-day months, on overdue principal and overdue installments of interest, if any, from time to time on demand at the interest rate borne by the Notes to the extent lawful.

4. Optional Redemption. (a) The Notes may be redeemed by the Company in whole or in part on any date (such date, the “Redemption Date”) to be fixed by the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) as determined by the Calculation Agent, the price at which the yield on the outstanding principal amount of the Notes on the Reference Date is equal to the yield on the Benchmark Gilt as of that date as determined by reference to the middle-market price on the

Benchmark Gilt at 3:00 p.m., London time, on that date (such greater price, the “Redemption Price”), in either case, plus accrued and unpaid interest on the Notes to be redeemed up to, but excluding the Redemption Date.

“Benchmark Gilt” means the 4.25% Treasury Stock due March 7, 2036 or such other U.K. government stock as the Calculation Agent, with the advice of three brokers and/or gilt-edged market makers or three other persons operating in the U.K. gilt-edged market that may be chosen by the Calculation Agent, may determine from time to time to be the most appropriate benchmark U.K. government stock for the Notes.

“Calculation Agent” means J.P. Morgan Trust Company, National Association, or any successor entity.

“Reference Date” means the date that is the first dealing day in London prior to the publication of the notice of redemption referred to in Section 4(b) below.

(b) The Company shall give notice of any redemption between 30 and 60 days preceding the Redemption Date to each holder of the Notes to be redeemed, pursuant to Section 17 hereof.

(c) In the event the Company redeems any amount of the Notes that is less than the total principal amount then outstanding, selection of the Notes for redemption shall be made by the Trustee on a pro rata basis, by lot or by any other method as the Trustee in its sole discretion deems to be fair and appropriate, provided, however, that no Note of £1,000 in original principal amount or less shall be redeemed in part. If this Note is to be redeemed in part only, the notice of redemption relating to this Note will state the portion of the principal amount hereof to be redeemed. A new Note in principal amount equal to the unredeemed portion hereof shall be issued and delivered to the Trustee, or its nominee, upon cancellation of this Note.

(d) Unless the Company defaults in payment of the Redemption Price of the Notes, on and after the Redemption Date interest shall cease to accrue on this Note or the portion hereof called for redemption.

(e) If the Company elects to redeem the Notes, in whole or in part, pursuant to this Section 4, then it shall give notice to the holders pursuant to Section 17 hereof.

The notice of redemption shall specify the following:

(i) the Redemption Date;

(ii) a brief statement to the effect that the Notes are being redeemed at the option of the Company pursuant to this Section 4;

(iii) the aggregate principal amount of the Notes to be redeemed, and if such amount is less than the aggregate principal amount of the Notes then outstanding, the manner of selection of the Notes to be redeemed;

(iv) that on the Redemption Date, the Redemption Price, plus accrued but unpaid interest on the Notes to be redeemed, if any, will become due and payable;

(v) the amount of the Redemption Price and accrued but unpaid interest, if any, that will be due and payable on the Notes to be redeemed on the Redemption Date;

(vi) the place or places of payment of the amounts due under clause (v) above;

(vii) that payment of the amounts due under clause (v) above will be made upon presentation and surrender of the Notes to be redeemed; and

(viii) that, following the redemption of any or all of the Notes pursuant to this Section 4, interest shall cease to accrue on such redeemed Notes.

The notice of redemption regarding the Notes shall be, at the election of the Company, given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

On or before the opening of business on any Redemption Date, the Company shall deposit with the Trustee or with the U.S. Paying Agent (as defined herein), London Paying Agent (as defined herein) or the Irish Paying Agent (as defined herein) or, if the Company is acting as its own paying agent, segregate and hold in trust as provided in Section 5.03 of the Indenture, an amount of money sufficient to pay the Redemption Price of, and except if the Redemption Date shall be an Interest Payment Date, accrued but unpaid interest on, the Notes to be redeemed on the Redemption Date.

The notice of redemption having been given as specified above, the Notes to be so redeemed shall, on the Redemption Date, become due and payable at the Redemption Price, and from and after such date, unless the Company shall default in the payment of the Redemption Price and accrued but unpaid interest, if any, such Notes shall cease to bear interest. Upon surrender of the Notes for redemption in accordance with such notice, such Notes shall be paid by the Company at the Redemption Price, together with accrued but unpaid interest, if any, to the Redemption Date.

If any of the Notes, having been called for redemption, shall not be so paid upon surrender thereof for redemption, the Redemption Price for the Notes to be redeemed shall, until paid, bear interest from the Redemption Date at the interest rate borne by this Note.

In the event of the redemption of the Notes in part only, this Note shall be cancelled and the Company shall issue a Global Note to represent the Notes outstanding following the Redemption Date.

5. Payment of Additional Amounts; Redemption Upon a Tax Event.

(a) Payment of Additional Amounts. The Company shall pay to the holder of this Note who is a United States Alien (as defined below) such additional amounts as may be necessary so that every net payment of principal of and interest on this Note to such holder, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon such holder by the United States of America or any taxing authority thereof or therein, will not be less than the amount provided in the Notes to be then due and payable (such amounts, the “Additional Amounts”); provided, however, that the Company shall not be required to make any payment of Additional Amounts for or on account of:

(i) any tax, assessment or other governmental charge that would not have been imposed but for (A) the existence of any present or former connection between such holder, or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation, and the United States including, without limitation, such holder, or such fiduciary, settlor, beneficiary, member, shareholder or possessor, being or having been a citizen or resident of the United States of America or treated as a resident thereof or being or having been engaged in trade or business or present in the United States of America, or (B) the presentation of this Note for payment on a date more than 30 days after the later of (x) the date on which such payment becomes due and payable and (y) the date on which payment thereof is duly provided for;

(ii) any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, assessment or other governmental charge;

(iii) any tax, assessment or other governmental charge imposed by reason of such holder’s past or present status as a passive foreign investment company, a controlled foreign corporation, a personal holding company or foreign personal holding company with respect to the United States of America, or as a corporation which accumulates earnings to avoid United States federal income tax;

(iii) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal of or interest on this Note;

(iv) any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on this Note if such payment can be made without withholding by any other paying agent;

(v) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of the holder or beneficial owner of this Note, if such compliance is required by statute or by regulation of the United States Treasury Department as a precondition to relief or exemption from such tax, assessment or other governmental charge;

(vi) any tax, assessment or other governmental charge imposed on interest received by (A) a 10% shareholder (as defined in Section 871(h)(3)(B) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and the regulations that may be promulgated thereunder) of the Company or (B) a controlled foreign corporation with respect to the Company within the meaning of the Code;

(vii) any withholding or deduction that is imposed on a payment to an individual and is required to be made pursuant to that European Union Directive relating to the taxation of savings adopted on June 3, 2003 by the European Union’s Economic and Financial Affairs Council, or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(viii) any combination of items (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii) in this Section 5(a);

nor shall any Additional Amounts be paid to any holder who is a fiduciary, partnership or other than the sole beneficial owner of this Note to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof would not have been entitled to the payment of such Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder.

“United States Alien” means any corporation, partnership, individual or fiduciary that is, as to the United States of America, a foreign corporation, a non-resident alien individual who has not made a valid election to be treated as a United States resident, a non-resident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, as to the United States of America, a foreign corporation, a non-resident alien individual or a non-resident fiduciary of a foreign estate or trust.

(b) Redemption Upon a Tax Event. The Notes may be redeemed at the option of the Company in whole, but not in part, on a date (such date, the “Tax Redemption Date”) to be fixed by the Company on not more than 60 days’ and not less than 30 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes (the “Tax Redemption Price”) plus accrued but unpaid interest, if any, thereon, if the Company determines that as a result of any change in or amendment to the laws, treaties, regulations or rulings of the United States of America or any political subdivision or taxing authority thereof, or any proposed change in such laws, treaties, regulations or rulings, or any change in the official application, enforcement or interpretation of such laws, treaties, regulations or rulings, including a holding by a court of competent jurisdiction in the United States of America, or any other action, other than an action predicated on laws generally known on or before September 22, 2004 except for proposals before the U.S. Congress before such date, taken by any taxing authority or a court of competent jurisdiction in the United States of America, or the official proposal of any such action, whether or not such action or proposal was taken or made with respect to the Company, (A) the Company has or will become obligated to pay Additional Amounts or (B) there is a substantial possibility that the Company will be required to pay such Additional Amounts.

Prior to the publication of any notice of redemption pursuant to Section 17 hereof, the Company shall deliver to the Trustee (1) an Officers’ Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the rights of the Company to so redeem have occurred and (2) an Opinion of Counsel to such effect based on such statement of facts.

If the Company elects to redeem the Notes pursuant to this Section 5(b), then it shall give notice to the holders pursuant to Section 17 hereof.

The notice of redemption, shall specify the following:

(ii) the Tax Redemption Date;

(ii) a brief statement to the effect that the Notes are being redeemed at the option of the Company pursuant to this Section 5(b) and a brief statement of the facts permitting such redemption;

(iii) that on the Tax Redemption Date, the Tax Redemption Price, plus accrued but unpaid interest on the Notes, if any, will become due and payable;

(iv) the amount of the Tax Redemption Price and accrued but unpaid interest, if any, that will be due and payable on the Notes on the Tax Redemption Date;

(v) the place or places of payment of the amounts due under clause (iv) above;

(vi) that payment of the amounts due under clause (iv) above will be made upon presentation and surrender of the Notes; and

(vii) that, following the redemption of the Notes pursuant to this Section 5(b), interest shall cease to accrue thereon.

The notice of redemption regarding the Notes shall be, at the election of the Company, given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

On or before the opening of business on any Tax Redemption Date, the Company shall deposit with the Trustee or with the U.S. Paying Agent, London Paying Agent or the Irish Paying Agent or, if the Company is acting as its own paying agent, segregate and hold in trust as provided in Section 5.03 of the Indenture, an amount of money sufficient to pay the Tax Redemption Price of, and except if the Tax Redemption Date shall be an Interest Payment Date, accrued but unpaid interest on, the Notes to be redeemed on the Tax Redemption Date.

The notice of redemption having been given as specified above, the Notes shall, on the Tax Redemption Date, become due and payable at the Tax Redemption Price, and from and after such date, unless the Company shall default in the payment of the Tax Redemption Price and accrued but unpaid interest, if any, the Notes shall cease to bear interest. Upon surrender of the Notes for redemption in accordance with such notice, the Notes shall be paid by the Company at the Tax Redemption Price, together with accrued but unpaid interest, if any, to the Tax Redemption Date.

If the Notes, having been called for redemption, shall not be so paid upon surrender thereof for redemption, the Tax Redemption Price shall, until paid, bear interest from the Tax Redemption Date at the interest rate borne by this Note.

6. Re-Denomination in Euro. If, prior to the maturity of the Notes, the United Kingdom adopts the euro as its lawful currency in accordance with the Treaty establishing European Communities, as amended from time to time, the Notes will be re-

denominated into euro, and the regulations of the European Commission relating to the euro shall apply to the Notes. The circumstances and consequences described in this Section 6 will not entitle the Company, the Trustee or any holder of the Notes to redeem early, rescind, or receive notice relating to the Notes, repudiate the terms of the Notes or the Indenture, raise any defense, request any compensation or make any claim, nor will these circumstances and consequences affect any of the Company’s other obligations under the Notes or the Indenture.

7. Place and Method of Payment. Subject to the last paragraph of Section 13 hereof, the Company shall pay principal (and Redemption Price or Tax Redemption Price, if any) of and interest on the Notes at the office or agency of the U.S. Paying Agent in the Borough of Manhattan, The City of New York and of the London Paying Agent in London and, for so long as the Notes are listed on the Irish Stock Exchange, of the Irish Paying Agent in Dublin, Ireland; provided, however, that at the option of the Company, the Company may pay interest by check mailed to the person entitled thereto at such person’s address as it appears on the Registry for the Notes.

8. Defeasance of the Notes. Sections 11.02, 11.03 and 11.04 of the Indenture shall apply to the Notes.

9. No Redemption; Sinking Fund. The Notes are not redeemable prior to maturity, other than as set forth in Section 4 and Section 5(b) hereof, and are not subject to a sinking fund.

10. Amendment and Modification. Article Nine of the Indenture contains provisions for the amendment or modification of the Indenture and the Notes without the consent of the holders in certain circumstances and requiring the consent of holders of not less than a majority in aggregate principal amount of the Notes and Securities of other series that would be affected in certain other circumstances. However, the Indenture requires the consent of each holder of the Notes and Securities of other series that would be affected for certain specified amendments or modifications of the Indenture and the Notes. These provisions of the Indenture, which provide for, among other things, the execution of supplemental indentures, are applicable to the Notes.

11. Default; Waiver. If an Event of Default with respect to the Notes shall occur and be continuing, then either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes of this series then Outstanding may declare the aggregate principal amount of the Notes of this series to be immediately due and payable in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that in the event of such a declaration, the holders of a majority in aggregate principal amount of all of the Notes of this series then outstanding, voting as a separate class, in accordance with the provisions of, and in the circumstances provided by, the Indenture, may rescind and annul the declaration and its consequences and the related default and its consequences may be waived with respect to all of the Notes.

12. Absolute Obligation. No reference herein to the Indenture and no provisions of the Notes or of the Indenture shall alter or impair the obligation of the Company,

which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the time and in the coin or currency herein prescribed.

13. Form and Denominations; Global Notes; Definitive Notes. The Notes are being issued in registered form without coupons in denominations of £1,000 and multiples of £1,000 in excess thereof. The Notes are being issued in the form of a global note (the “Global Note”), evidencing all or any portion of the Notes and registered in the name of the Common Depositary or its nominee (including their respective successors) as common depositary for Clearstream and Euroclear under the Indenture. The Notes shall be issued in certificated form (each, a “Definitive Note”) only in the following limited circumstances: (1) the Common Depositary is no longer willing or able to discharge its responsibilities properly, and neither the trustee nor the Company have appointed a qualified successor within 90 days after the Company receives such notice or becomes aware of such ineligibility or (2) the Company delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable for Definitive Notes, in each such case this Note shall be exchangeable for Definitive Notes in an equal aggregate principal amount. Such Definitive Notes shall be registered in such name or names as the Depositary shall instruct the Trustee.

14. Registration, Transfer and Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the Company shall provide for the registration of the Notes and the transfer and exchange of the Notes, whether in global or certificated form. At the option of the holders, either at the office or agency to be designated and maintained by the Company for such purpose in the Borough of Manhattan, The City of New York or in London or, so long as the Notes are listed on the Irish Stock Exchange, in Dublin, Ireland, or at any of such other offices or agencies as may be designated and maintained by the Company for such purpose pursuant to the provisions of the Indenture, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, except for any tax or other governmental charges imposed in connection therewith subject to Section 5 hereof, the Notes may be transferred or exchanged for an equal aggregate principal amount of the Notes of like tenor and of other authorized denominations upon surrender and cancellation of the Notes upon any such transfer.

The Company, the Trustee, and any agent of the Company or of the Trustee may deem and treat the holder as the absolute owner of this Note (whether or not the Notes shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payments hereon, or on account hereof, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. All such payments made to or upon the order of such holder shall, to the extent of the amount or amounts paid, effectually satisfy and discharge liability for moneys payable on this Note.

Notwithstanding the preceding paragraphs of this Section 14, any registration of transfer or exchange of a Global Note shall be subject to the terms of the legend appearing on the initial page thereof.

15. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement of the Company arising under or set forth in the Notes or under the

Indenture, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director, as such, being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

16. Appointment of Agents. J.P. Morgan Trust Company, National Association is hereby appointed the registrar for the purpose of registering the Notes and transfers and exchanges of the Notes pursuant to the Indenture and this Note (the “Registrar”), paying agent pursuant to Section 3.04 of the Indenture (the “U.S. Paying Agent”) and transfer agent (the “U.S. Transfer Agent”) with respect to the Notes in the United States at its offices in the Borough of Manhattan, The City of New York.

JPMorgan Chase Bank, London Branch is hereby appointed paying agent pursuant to Section 3.04 of the Indenture (the “London Paying Agent”) and transfer agent (the “London Transfer Agent”) with respect to the Notes in the United Kingdom at its offices in London.

JPMorgan Bank (Ireland) PLC has been appointed, in connection with the listing of the Notes on the Irish Stock Exchange, the paying agent pursuant to Section 3.04 of the Indenture (the “Irish Paying Agent”), and the transfer agent (the “Irish Transfer Agent”) with respect to the Notes in Ireland, and has its main office at JPMorgan House, International Financial Service Centre, Dublin 1, Ireland.

If for any reason JPMorgan Bank (Ireland) PLC shall not continue as Irish Paying Agent or Irish Transfer Agent and the Notes remain listed on the Irish Stock Exchange, the Company shall appoint a substitute Irish Paying Agent or Irish Transfer Agent, as the case may be, with an office in Ireland, in accordance with the rules then in effect of the Irish Stock Exchange and the provisions of the Indenture, including Section 3.04 thereof, and the Notes. Following the appointment of the substitute Irish Paying Agent or Irish Transfer Agent, as the case may be, the Company shall give the holders of the Notes notice of such appointment pursuant to Section 17 hereof.

17. Notices. If the Company is required to give notice to the holders of the Notes pursuant to the terms of the Indenture, then it shall do so by the means and in the manner set forth in Section 1.06 of the Indenture.

In addition, the Company shall give notices to the holders of the Notes by publication in a leading daily newspaper in The City of New York and in London and, so long as the Notes are listed on the Irish Stock Exchange, in Ireland. Initially, such publication shall be made in The City of New York in The Wall Street Journal, in London in the Financial Times and in Ireland in the Irish Times. Any such notice shall be deemed to have been given on the date of publication or, if published more than once, on the date of the first publication.

18. Separability. In case any provision of the Indenture or the Notes shall, for any reason, be held to be invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions thereof and hereof shall not in any way be affected or impaired thereby.

19. GOVERNING LAW. THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

For the value received, the undersigned hereby assigns and transfers the within Note, and all rights thereunder, to:

(Insert assignee’s legal name)

(Insert assignee’s social security or tax identification number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoints

to transfer this Note on the books of Wal-Mart Stores, Inc. The agent may substitute another to act for it.

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Date:

Signature Guarantee

The signature(s) should be Guaranteed by an Eligible Guarantor Institution pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.

* * * * *

The following abbreviations, when used in the inscription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common
TEN ENT -	as tenants by the entireties
JT ENT -	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -		Custodian		under the Uniform Gifts to Minors Act
	(Cust)		(Minor)		(State)

Additional abbreviations may also be used although not in the above list.